Exhibit 99.1

McDermott Reports Fourth Quarter 2009 Results;
Net Income of $98.7 Million, $0.42 Per Fully Diluted Share

Earnings per Share Increase 121% Compared to the 2008 Fourth Quarter;
Strong Improvement in the Offshore Oil & Gas Construction Segment Highlights Results

HOUSTON--(BUSINESS WIRE)--March 1, 2010--McDermott International, Inc. (NYSE: MDR) (“McDermott” or the “Company”) today reported net income of $98.7 million, or $0.42 per diluted share, for the 2009 fourth quarter, compared to $43.0 million, or $0.19 per diluted share, in the corresponding period of 2008. Weighted average common shares outstanding on a fully diluted basis were approximately 234.5 million and 230.6 million in the quarters ended December 31, 2009 and December 31, 2008, respectively.

McDermott’s revenues in the fourth quarter of 2009 were $1,459.1 million, compared to $1,664.5 million in the corresponding period in 2008. The year-over-year decrease was due to a 28 percent decline, or $170.3 million, in the Power Generation Systems segment and a 9 percent decline, or $77.8 million, in the Offshore Oil & Gas Construction segment. Partially offsetting these declines, revenues increased approximately 20 percent, or $41.5 million, in the Government Operations segment.

The Company’s operating income was $122.8 million in the 2009 fourth quarter, compared to $89.7 million in the 2008 fourth quarter. Segment income increased $82.7 million in the Offshore Oil & Gas Construction segment compared to the 2008 fourth quarter, which more than offset the year-over-year decline in the Power Generation Systems’ segment income and the $25.0 million increase in pension expense, which was predominantly non-cash.

“We are pleased with our results for the final quarter of 2009. These results highlight the resiliency of our businesses in what still remains a challenging economic environment. Despite about $150 million of our Offshore Oil & Gas Construction segment’s revenues coming from zero margin projects, this segment delivered strong segment income, exceeding our expectations,” said John A. Fees, Chief Executive Officer of McDermott. “While we incurred about $7 million of expenses unique to the transaction during the 2009 fourth quarter, we are making substantial progress on the previously announced spin-off of The Babcock & Wilcox Company and we anticipate filing a first draft of the Form 10 registration statement later this month.”

At December 31, 2009, the Company’s consolidated backlog was $8.1 billion, compared to $9.8 billion and $8.5 billion at December 31, 2008 and September 30, 2009, respectively.

For the year-ended December 31, 2009, McDermott reported consolidated revenues of $6.2 billion, generating operating income of $546.5 million and net income of $387.1 million, or $1.66 per diluted share.

RESULTS OF OPERATIONS

2009 Fourth Quarter Compared to 2008 Fourth Quarter

Offshore Oil & Gas Construction Segment

Revenues in the Offshore Oil & Gas Construction segment were $770.6 million in the 2009 fourth quarter, compared to $848.3 million for the same period a year ago. Increased revenues in the Middle East were more than offset by reduced levels in other regions. Approximately 20 percent of this segment’s 2009 fourth quarter revenues were derived from contracts in or near loss positions.

Segment income for the 2009 fourth quarter was $97.6 million, compared to $14.9 million in the 2008 fourth quarter. Major areas contributing to fourth quarter 2009 segment income include the Middle East and Asia Pacific regions.

At December 31, 2009, segment backlog was $3.4 billion, compared to backlog of $4.5 billion and $3.9 billion at December 31, 2008 and September 30, 2009, respectively.

Power Generation Systems Segment

Revenues in the Power Generation Systems segment for the fourth quarter of 2009 were $435.2 million, compared to $605.5 million in the fourth quarter of 2008. The year-over-year decrease was predominantly due to reduced activity on customers’ major capital projects, including new power plant construction and retrofits of existing power plants.

Segment income for the 2009 fourth quarter was $21.7 million, compared to $48.7 million in the 2008 fourth quarter. Major activities contributing to fourth quarter 2009 segment income include the supply and construction of new boilers and environmental equipment, retrofit projects of existing facilities, inspection and maintenance, and related aftermarket parts and services. Included in the 2009 fourth quarter’s segment income were approximately $6.5 million in one-time severance costs and about $8.9 million in increased research & development expenses, primarily associated with B&W’s mPowerTM modular nuclear reactor initiative.

At December 31, 2009, segment backlog was $2.0 billion, compared to backlog of $2.5 billion and $2.1 billion at December 31, 2008 and September 30, 2009, respectively.

Government Operations Segment

Revenues in the Government Operations segment were $253.8 million in the 2009 fourth quarter, compared to $212.2 million for the same period a year ago. The increase in revenues, as compared to the same period a year ago, was primarily due to activities in the manufacture of nuclear components and nuclear fuels for certain U.S. Government programs, including the revenues from Nuclear Fuel Services, Inc., which was acquired on December 31, 2008.

Segment income for the 2009 fourth quarter was $31.5 million, compared to $35.2 million in the 2008 fourth quarter. Major items contributing to fourth quarter 2009 segment income include the manufacture of nuclear components for certain U.S. Government programs and the management and operations of various U.S. Government sites. During the 2009 fourth quarter, approximately $14.3 million in expenses were recognized primarily related to the ongoing temporary suspension of certain operations and the implementation of various enhanced safety controls and processes at Nuclear Fuel Services’ Erwin, Tennessee manufacturing facility. The Company currently expects that the production line will resume operations by the end of March 2010.

At December 31, 2009, segment backlog was $2.8 billion, compared to backlog of $2.9 billion and $2.5 billion at December 31, 2008 and September 30, 2009, respectively.

Corporate & Other Income and Expense

Unallocated corporate expenses were $28.0 million in the 2009 fourth quarter, compared to $9.2 million in the 2008 fourth quarter. The year-over-year increase was largely due to approximately $6.6 million of costs in connection with the proposed spin-off of The Babcock & Wilcox Company and $4.2 million related to increased pension expense, as well as increased compensation and information technology expenses.

The Company’s other expense for the fourth quarter of 2009 was $9.0 million, compared to $7.1 million in the fourth quarter of 2008. The increased expense was due to higher net interest expense, partially offset by lower foreign currency exchange losses.

Research & Development Expense

Research & Development expense, net, was $20.3 million in the 2009 fourth quarter, compared to $11.4 million in the 2008 fourth quarter. Charged to cost of operations and predominantly in McDermott’s Power Generation Systems segment, this expense includes costs related to The Babcock & Wilcox Company’s modular and scalable nuclear reactor initiative, known as mPowerTM, and the continued development of carbon capture and sequestration technologies. For the year ending December 31, 2009, net R&D expenses were $54.2 million compared to $40 million in 2008.

Upcoming Investor Events

Members of McDermott’s management team will participate in Davenport & Co.’s Industrials Conference on March 4, 2010 in New York City and will be in Boston the following week on March 11, 2010 for UBS’ Engineering & Construction Conference. The presentation to be used during these meetings will be available for a limited time over the internet at www.mcdermott.com in the investor relations section on the morning of the conference.

OTHER INFORMATION

About the Company

McDermott is an engineering and construction company, with specialty manufacturing and service capabilities, focused on energy infrastructure. McDermott’s customers are predominantly utilities and other power generators, major and national oil companies, and the United States Government. With its global operations, McDermott operates in over 20 countries with more than 25,000 employees.

Forward Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact the Company’s actual results of operations. These forward-looking statements include statements about backlog, to the extent backlog may be viewed as an indicator of future revenues, and the anticipated filing of the Form 10 registration statement. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog, changes in the scope or timing of contracts in backlog and changes in laws and regulations. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K.

Conference Call to Discuss Fourth Quarter 2009 Earnings Release

Date: Tuesday, March 2, 2010, at 10:00 a.m. ET (9:00 a.m. CT)

Live Webcast: Investor Relations section of Web site at www.mcdermott.com

Replay: Available for two weeks in the investor relations section of www.mcdermott.com

McDERMOTT INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)
	(In thousands, except shares and per share amounts)
Revenues	$1,459,137	$1,664,500	$6,193,077	$6,572,423
Costs and Expenses:
Cost of operations	1,183,710	1,452,646	5,070,436	5,519,827
(Gains) losses on asset disposals and impairments – net	1,655	(880)	1,322	(12,202)
Selling, general and administrative expenses	171,206	138,749	626,360	543,047
Total Costs and Expenses	1,356,571	1,590,515	5,698,118	6,050,672

Equity in Income of Investees	20,190	15,688	51,537	48,131

Operating Income	122,756	89,673	546,496	569,882

Other Income (Expense):
Interest income	910	4,812	7,281	34,353
Interest expense	(2,690)	(1,631)	(38)	(7,380)
Other expense – net	(7,187)	(10,302)	(31,285)	(9,454)
Total Other Income (Expense)	(8,967)	(7,121)	(24,042)	17,519

Income before Provision for Income Taxes	113,789	82,552	522,454	587,401

Provision for Income Taxes	19,530	39,559	131,846	157,812

Net Income	94,259	42,993	$390,608	$429,589

Less: Net Income attributable to Noncontrolling Interest	4,443	9	(3,552)	(287)

Net Income Attributable to McDermott International, Inc.	$98,702	$43,002	$387,056	$429,302

Earnings per Common Share:
Basic:
Net Income Attributable to McDermott International, Inc.	$0.43	$0.19	$1.69	$1.89
Diluted:
Net Income Attributable to McDermott International, Inc.	$0.42	$0.19	$1.66	$1.86

Shares used in the computation of earnings per share:
Basic	230,306,488	227,739,578	229,471,020	226,918,776
Diluted	234,500,686	230,589,855	233,626,876	230,393,782

McDERMOTT INTERNATIONAL, INC. SELECTED SEGMENT INFORMATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited); (In thousands)
REVENUES
Offshore Oil and Gas Construction	$ 770,564	$ 848,320	$ 3,338,488	$ 3,181,238
Government Operations	253,769	212,227	1,032,023	851,019
Power Generation Systems	435,238	605,530	1,825,040	2,550,854
Adjustments and Eliminations	(434)	(1,577)	(2,474)	(10,688)
TOTAL	$ 1,459,137	$ 1,664,500	$ 6,193,077	$6,572,423

SEGMENT INCOME
Offshore Oil and Gas Construction	$ 97,600	$ 14,932	$ 316,965	$ 146,180
Government Operations	31,519	35,228	154,542	150,232
Power Generation Systems	21,669	48,670	157,896	315,362
	$ 150,788	$ 98,830	$ 629,403	$ 611,774
Corporate	(28,032)	(9,157)	(82,907)	(41,892)
OPERATING INCOME	$ 122,756	$ 89,673	$ 546,496	$ 569,882

EQUITY IN INCOME (LOSS) OF INVESTEES (1)
Offshore Oil and Gas Construction	$ (760)	$ (990)	$ (3,557)	$ (3,661)
Government Operations	14,616	13,868	41,051	41,381
Power Generation Systems	6,334	2,810	14,043	10,411
TOTAL	$ 20,190	$ 15,688	$ 51,537	$ 48,131
PENSION EXPENSE (1)
Offshore Oil and Gas Construction	$ 2,188	$ 1,668	$ 8,749	$ 6,663
Government Operations	12,553	2,798	50,217	10,713
Power Generation Systems	16,180	5,719	63,597	23,411
Corporate	4,871	632	19,062	2,764
TOTAL	$ 35,792	$ 10,817	$ 141,625	$ 43,551

DEPRECIATION & AMORTIZATION (1)
Offshore Oil and Gas Construction	$ 20,025	$ 19,379	$ 84,706	$ 80,148
Government Operations	13,171	5,634	51,588	22,445
Power Generation Systems	4,461	5,513	17,859	22,080
Corporate	891	548	3,266	1,460
TOTAL	$ 38,548	$ 31,074	$ 157,419	$126,133

RESEARCH & DEVELOPMENT, NET (1)	$ 20,295	$ 11,406	$54,229	$ 40,077
CAPITAL EXPENDITURES
Offshore Oil and Gas Construction	$ 46,451	$ 44,208	$ 170,004	$ 193,736
Government Operations	19,355	7,864	45,062	16,348
Power Generation Systems	6,946	13,191	32,147	33,896
Corporate	769	1,044	16,515	11,711
TOTAL	$ 73,521	$ 66,307	$ 263,728	$ 255,691

BACKLOG
Offshore Oil and Gas Construction	$ 3,370,785	$ 4,456,951	$ 3,370,785	$4,456,951
Government Operations	2,766,445	2,882,895	2,766,445	2,882,895
Power Generation Systems	1,973,615	2,476,435	1,973,615	2,476,435
TOTAL	$ 8,110,845	$ 9,816,281	$ 8,110,845	$9,816,281

(1) Included in Segment Income Above

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,
	2009	2008
	(In thousands)
Current Assets:
Cash and cash equivalents	$899,270	$586,649
Restricted cash and cash equivalents	69,920	50,536
Investments	12	131,515
Accounts receivable – trade, net	642,995	712,055
Accounts and notes receivable – unconsolidated affiliates	5,806	1,504
Accounts receivable – other	68,035	139,062
Contracts in progress	400,831	311,713
Inventories	101,494	128,383
Deferred income taxes	100,828	97,069
Other current assets	68,730	58,499

Total Current Assets	2,357,921	2,216,985

Property, Plant and Equipment	2,608,740	2,234,050
Less accumulated depreciation	1,271,135	1,155,191

Net Property, Plant and Equipment	1,337,605	1,078,859

Investments	228,706	319,170

Goodwill	306,497	298,265

Deferred Income Taxes	275,567	335,877

Investments in Unconsolidated Affiliates	86,932	70,304

Other Assets	255,882	282,233

TOTAL	$4,849,110	$4,601,693

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31,
	2009	2008
	(In thousands)
Current Liabilities:
Notes payable and current maturities of long-term debt	$ 16,270	$ 9,021
Accounts payable	471,858	551,435
Accrued employee benefits	217,178	159,541
Accrued pension liability – current portion	173,271	45,980
Accrued liabilities – other	155,773	217,486
Accrued contract cost	103,041	97,041
Advance billings on contracts	689,334	951,895
Accrued warranty expense	118,278	120,237
Income taxes payable	64,029	55,709

Total Current Liabilities	2,009,032	2,208,345

Long-Term Debt	56,714	6,109

Accumulated Postretirement Benefit Obligation	105,605	107,567

Self-Insurance	87,222	88,312

Pension Liability	610,166	682,624

Other Liabilities	147,271	192,223

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $1.00 per share, authorized 400,000,000 shares; issued 236,919,404 and 234,174,088 shares at December 31, 2009 and December 31, 2008, respectively	236,919	234,174
Capital in excess of par value	1,300,998	1,252,848
Retained earnings	951,647	564,591
Treasury stock at cost, 6,168,705 and 5,840,314 shares at December 31, 2009 and December 31, 2008, respectively	(69,370)	(63,026)
Accumulated other comprehensive loss	(612,997)	(672,415)
Stockholders’ Equity – McDermott International, Inc.	1,807,197	1,316,172
Noncontrolling interest	25,903	341
Total Stockholders’ Equity	1,833,100	1,316,513

TOTAL	$ 4,849,110	$ 4,601,693

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$390,608	$429,589
Non-cash items included in net income:
Depreciation and amortization	157,419	126,133
(Income) loss of investees, net of dividends	(893)	1,545
(Gains) losses on asset disposals and impairments – net	1,322	(12,202)
Provision for deferred taxes	43,904	35,063
Amortization of pension and postretirement costs	92,190	38,131
Excess tax benefits from FAS 123(R) stock-based compensation	2,324	(60,901)
Other	40,014	38,372
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	97,472	71,142
Income taxes receivable	53,025	(11,476)
Accounts payable	(98,656)	86,069
Net contracts in progress and advance billings	(358,989)	(630,481)
Income taxes	16,896	13,046
Accrued and other current liabilities	(70,346)	18,142
Pension liability and accrued postretirement and employee benefits	42,023	(205,345)
Other	9,761	14,206
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	418,074	(48,967)
CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash and cash equivalents	(19,384)	14,250
Purchases of property, plant and equipment	(263,728)	(255,691)
Acquisition of businesses, net of cash acquired	(36,790)	(191,940)
Net (increase) decrease in available-for-sale securities	222,367	2,009
Proceeds from asset disposals	3,006	13,996
Investments in unconsolidated affiliates	(16,184)	(4,000)
Other	(134)	1,004
NET CASH USED IN INVESTING ACTIVITIES	(110,847)	(420,372)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of long-term debt	(6,010)	(4,768)
Payment of debt issuance costs	(105)	(1,756)
Increase in short-term borrowing	1,606	1,460
Issuance of common stock	1,042	9,624
Excess tax benefits from FAS 123(R) stock-based compensation	(2,324)	60,901
Other	(145)	(2)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(5,936)	65,459
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	11,330	(10,865)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	312,621	(414,745)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	586,649	1,001,394
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$899,270	$586,649

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest (net of amount capitalized)	$4,535	$11,978
Income taxes (net of refunds)	$31,879	$68,637

CONTACT:
McDermott Investor Relations & Corporate Communications
Jay Roueche, Vice President, 281-870-5462
jroueche@mcdermott.com
or
Robby Bellamy, Director, 281-870-5165
rbellamy@mcdermott.com